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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-42509 and Registration Statement No. 333-66409 of Ramco-Gershenson Properties Trust on Form S-8 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Detroit, Michigan
March 22, 2000